UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 3, 2003

STONE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

                                      Delaware                                         1-12074                              72-1235413
                        (State or other jurisdiction                  (Commission File                    (I.R.S. Employer
                     of incorporation or organization)                  Number)                          Identification No.)

                              625 E. Kaliste Saloom Road                                                                        70508
                                    Lafayette, Louisiana                                                                             (Zip code)
                   (Address of principal executive offices)

Registrant's telephone number, including area code:  (337) 237-0410

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 3, 2003, "Stone Energy Corporation Announces Third Quarter 2003 Results"

Item 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On November 3, 2003, we issued a press release with respect to our quarterly earnings for the third quarter of 2003. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. The press release contains a measure (discussed below) that may be deemed a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934. In this case, the most directly comparable generally accepted accounting principle (GAAP) financial measure and information reconciling the GAAP and non-GAAP financial measure is also included in the press release.

        In the press release, we refer to a non-GAAP financial measure we call “discretionary cash flow.” Management believes this measure is a financial indicator of our company’s ability to internally fund capital expenditures and service debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP.

        In accordance with General Instruction B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liability of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: November 4, 2003	By: /s/ James H. Prince
James H. Prince Senior Vice President, Chief Financial Officer and Treasurer
EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 3, 2003, "Stone Energy Corporation Announces Third Quarter 2003 Results"